                                                                    EXHIBIT 99.3


RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

                                                                 December 31,    December 31,
                                                                     1997            1996
                                                                 ------------    ------------
ASSETS
Investment in Hotel Properties, net                               $ 573,826       $ 415,618
Hotels under development                                             15,739           7,325
Cash and cash equivalents                                             6,645          57,935
Accounts receivable-Lessees                                           9,887           7,187
Deferred expenses, net                                                4,061           3,598
Prepaid and other assets                                              6,765           1,402
Escrow deposits                                                         205           6,064
                                                                  ---------       ---------

                                                                  $ 617,128       $ 499,129
                                                                  ---------       ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                             $   6,423       $   2,258
Accrued real estate taxes                                             3,491           1,774
Borrowings on line of credit                                        123,843          50,000
Bonds                                                                71,892          74,769
Other debt                                                           13,174           8,295
Minority interest                                                    36,235           4,551
                                                                  ---------       ---------

                                                                    255,058         141,647
                                                                  ---------       ---------

Commitments and Contingencies

Shareholders' equity:
  Preferred Stock, $.01 par value, 5,000,000 shares
    authorized, 973,684 shares outstanding                               10              10
  Common Stock, $.01 par value, 100,000,000 shares
    authorized, 24,389,000 and 24,384,000 shares outstanding            244             244
  Paid-in capital                                                   363,066         356,548
  Undistributed income                                                  337           3,005
  Unearned directors' and officers' compensation                     (1,587)         (2,325)
                                                                  ---------       ---------

          Total shareholders' equity                                362,070         357,482
                                                                  ---------       ---------

                                                                  $ 617,128       $ 499,129
                                                                  ---------       ---------




                     The accompanying notes are an integral
                part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME


                                                     For the years ended December 31,
                                                    1997           1996           1995
                                                  --------       --------       --------
Revenue:
  Lease revenue                                   $ 82,949       $ 61,594       $ 47,249
  Interest income                                      120            392          1,058
                                                  --------       --------       --------

          Total revenue                             83,069         61,986         48,307
                                                  --------       --------       --------

Expenses:
  Real estate taxes and property and
     casualty insurance                              8,357          6,289          5,019
  Depreciation                                      17,664         10,919          8,578
  Amortization of franchise fees and
     unearned compensation                             883            760            536
  Compensation                                       2,394          2,120            936
  Franchise taxes                                      300            260            283
  General and administrative                         1,985          2,037            968
  Loss on sale of hotel properties                   1,164            244
  Write-down of a hotel property                                      668
  Amortization of loan costs                           913            398            310
  Interest expense, net                             11,562          3,204            592
                                                  --------       --------       --------

          Total expenses                            45,222         26,899         17,222
                                                  --------       --------       --------

Income before minority interest                     37,847         35,087         31,085

Minority interest                                   (3,615)          (500)          (439)

Net income                                          34,232         34,587         30,646

Preferred stock dividends                           (1,412)        (1,195)

Net income applicable to common shareholders      $ 32,820       $ 33,392       $ 30,646
                                                  --------       --------       --------

Basic earnings per share                          $   1.35       $   1.37       $   1.26
                                                  --------       --------       --------

Diluted earnings per share                        $   1.34       $   1.37       $   1.26
                                                  --------       --------       --------

Weighted average common shares                      24,389         24,353         24,294
                                                  --------       --------       --------


                     The accompanying notes are an integral
                part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

For the years ending December 31, 1997, 1996 and 1995 (in thousands, except per share data)

                                                                                                           Unearned
                                                                                                          Officers' and
                                       Preferred Stock       Common Stock       Paid-In   Undistributed     Directors'
                                      Shares   Dollars     Shares    Dollars    Capital       Income      Compensation     Total
Balances at December 31, 1994                            24,294,000   $ 243    $ 336,344    $   1,131        $ (1,825)   $ 335,893
Distributions on common shares,
  ($1.18 per share)                                                                           (28,666)                     (28,666)
Allocation from minority interest                                                    513                                       513
Amortization of unearned
  compensation                                                                                                    427          427
Net Income                                                                                     30,646                       30,646

Balances at December 31, 1995                            24,294,000   $ 243    $ 336,857    $   3,111        $ (1,398)   $ 338,813
Issuance of preferred stock,
  net of expenses of $357             973,684    $ 10                             18,133                                    18,143
Issuance of restricted common
  stock to officers and directors                            90,000       1        1,558                       (1,559)           0
Distributions on common shares,
  ($1.39 per share)                                                                           (33,854)                     (33,854)
Distributions on preferred shares,
  ($0.86 per share)                                                                              (839)                        (839)
Amortization of unearned
  compensation                                                                                                    632          632
Net income                                                                                     34,587                       34,587

Balances at December 31, 1996         973,684    $ 10    24,384,000   $ 244    $ 356,548    $   3,005        $ (2,325)   $ 357,482
Issuance of common stock                                      5,000                   72                                        72
Contribution of capital                                                               90                                        90
Distributions on common shares,
  ($1.455 per share)                                                                          (35,488)                     (35,488)
Distributions on preferred shares,
  ($1.45 per share)                                                                            (1,412)                      (1,412)
Allocation from minority interest                                                  6,356                                     6,356
Amortization of unearned
  compensation                                                                                                    738          738
Net income                                                                                     34,232                       34,232
                                      -------    ----    ----------   -----    ---------    ---------        --------    ---------

Balances at December 31, 1997         973,684    $ 10    24,389,000   $ 244    $ 363,066    $     337        $ (1,587)   $ 362,070
                                      -------    ----    ----------   -----    ---------    ---------        --------    ---------






                     The accompanying notes are an integral
                part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share data)


                                                                       For the years ended December 31,
                                                                     1997            1996            1995
                                                                  ---------       ---------       ---------
Cash flows from operating activities:
  Net income                                                      $  34,232       $  34,587       $  30,646
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                    19,460          12,077           9,424
    Income allocated to minority interest                             3,615             500             439
    Loss on sale and write-down of hotel properties                   1,164             912
    Changes in assets and liabilities:
      Accounts receivable-Lessees                                    (2,700)         (1,414)         (1,898)
      Prepaids and other assets                                      (3,063)           (828)            206
      Accounts payable and other liabilities                          5,882             614              79
                                                                  ---------       ---------       ---------

            Net cash provided by operating activities                58,590          46,448          38,896
                                                                  ---------       ---------       ---------

Cash flows from investing activities:
  Investment in hotel properties and hotels
        under development                                          (153,564)        (73,356)        (71,248)
   Proceeds from sale of hotel property                              15,566           3,891
   Escrow deposits and prepayments under
       purchase agreements                                             (205)         (5,053)         (2,201)
  Cash paid for franchise agreements                                    (34)                           (579)
                                                                  ---------       ---------       ---------

           Net cash used by investing activites                    (138,237)        (74,518)        (74,028)
                                                                  ---------       ---------       ---------

Cash flows from financing activities:
  Net proceeds from sale of common stock                                162
  Net proceeds from sale of preferrred stock                                         18,143
  Proceeds from issuance of bonds                                                    75,000
  Distributions to common and preferred shareholders                (36,900)        (34,693)        (28,666)

  Distributions to limited partners                                  (3,738)           (458)           (510)
  Borrowings under revolving credit agreement                       183,843          92,750          21,850
  Payments on revolving credit agreement                           (110,000)        (64,600)
  Payments on debt and bonds                                         (3,523)           (272)
  Redemption of shares/units                                                                           (125)
  Loan fees paid                                                     (1,487)         (2,545)           (387)
                                                                  ---------       ---------       ---------

            Net cash provided (used) by financing activities         28,357          83,325          (7,838)
                                                                  ---------       ---------       ---------

Net increase (decrease) in cash and cash equivalents                (51,290)         55,255         (42,970)
Cash and cash equivalents at beginning of year                       57,935           2,680          45,650
                                                                  ---------       ---------       ---------

Cash and cash equivalents at end of year                          $   6,645       $  57,935       $   2,680
                                                                  ---------       ---------       ---------

Supplemental disclosures of cash flow information:
  Cash paid for interest                                          $  11,811       $   3,820       $     450


Supplemental disclosures of non-cash investing and financing activities:

In 1997, the Company recorded a $6,356 allocation to paid-in capital from minority interest.
In 1997, the Partnership issued 2,244,934 limited partnership units valued at $38,200 in connection with the purchase of four hotels.
In 1997, the Partnership applied deposits of $6,064 towards the purchase of hotels.
In 1997, RLGP assumed industrial development bonds of $5,525 in connection with the purchase of a hotel.
In 1996, the Company issued 90,000 shares of Restricted Common Stock, which at dates of issuance, were valued from $15 5/8 to $17 5/8 per share.
In 1996, the Partnership applied deposits of $1,190 toward the purchase of acquired hotels and land.
In 1995, the Company recorded a $513 allocation to paid-in capital from minority interest.
In 1995, the Partnership assumed a note payable of $5,916 in connection with the purchase of a hotel.
In 1995, the Partnership applied a deposit of $1,002 towards the purchase of an acquired hotel.




                     The accompanying notes are an integral
                part of these consolidated financial statements.

NOTE 1. ORGANIZATION

RFS Hotel Investors, Inc. (the "Company") was incorporated in Tennessee on June 1, 1993 and is a self-administered real estate investment trust ("REIT"). The Company contributed substantially all of the net proceeds of its public offerings to RFS Partnership, L.P. (the "Partnership") in exchange for the sole general partnership interest in the Partnership. The Partnership began operations in August 1993. At December 31, 1997, and 1996, the Company owned approximately 90.5% and 98.7% of the Partnership, respectively. RFS Managers, Inc. ("Managers") a wholly-owned subsidiary of the Company, was formed effective January 1, 1995 to provide management services to the Company. During 1996, RFS Financing Partnership, L.P., (the "Financing Partnership"), a bankruptcy remote, single purpose Tennessee limited partnership, was formed to issue commercial mortgage bonds (the "Bonds"). During 1997, Ridge Lake General Partners, Inc. ("RLGP") was formed to purchase a hotel. The Company owns approximately 95% of RLGP.

The Company, through its subsidiary partnerships, acquires or develops and owns hotel properties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

INVESTMENT IN HOTEL PROPERTIES. Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets at 40 years for buildings and improvements and 5 to 7 years for furniture and equipment. Upon disposition, both the asset and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement. Major renewals, betterments and improvements are capitalized. At each reporting period, the Company reviews the carrying value of each hotel property, for which management has not committed to a plan of disposition, to determine if facts and circumstances exist which would suggest that the investment in the hotel property may be impaired or that the depreciation period should be modified. For hotel properties for which management has committed to a plan of disposition, the Company adjusts the carrying value to the lower of carrying value or fair value less costs of disposition. The Company does not believe that there are any current facts or circumstances indicating any material impairment of any hotel property at December 31, 1997.

CASH AND CASH EQUIVALENTS. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. The Company invests portions of its excess cash in money market funds.

DEFERRED EXPENSES. Deferred expenses consist of initial fees paid to franchisors, annual loan fees and costs incurred in issuing the Bonds, and are recorded at cost. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements which range from 10 to 15 years. Amortization of annual loan fees is computed using the straight-line method over 12 months. Amortization of the costs incurred in issuing the Bonds is computed using the interest method over the stated maturity of the Bonds. Accumulated amortization of the deferred expenses is $2.2 million and $1.1 million at December 31, 1997 and 1996 respectively.

REVENUE RECOGNITION. The Partnership leases the hotels to third parties, (collectively, the "Lessees"), pursuant to lease agreements ("Percentage Leases") which provide for rent equal to the greater of (i) fixed base rent, or
(ii) rent payments based on percentages of revenues at the hotels. Base rent is payable monthly. Percentage rent is payable quarterly. Lease revenue is recognized as earned from the Lessee under the Percentage Leases from the date of acquisition.

MINORITY INTEREST. Minority interest in the Partnership represents the limited partners proportionate share of the equity in the Partnership. Income is allocated to minority interest based on the weighted percentage ownership throughout the year.

BASIC EARNINGS PER SHARE AND DILUTED EARNINGS PER SHARE. Basic earnings per share is computed by dividing net income less preferred dividends by the weighted average number of shares of common stock outstanding for the reporting period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of preferred and common stock, and common stock equivalents outstanding during the reporting period. Options are considered common stock equivalents.

INCOME TAXES. The Company has qualified as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been reflected in the consolidated financial statements.

Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from net income reported for financial reporting purposes due to the differences for federal tax purposes in the estimated useful lives used to compute depreciation and in the recognition of unearned compensation to officers and directors. Distributions made in 1997, 1996, and 1995 were considered 100% ordinary income for federal income tax purposes.

DISTRIBUTIONS. The Company intends to pay regular quarterly distributions which are dependent upon receipt of distributions from the Partnership in order to maintain its REIT status under the Internal Revenue Code.

CONCENTRATIONS OF CREDIT RISK. The Company places cash deposits at financial institutions. At December 31, 1997, bank account balances exceeded federal depository insurance limits by $4.0 million.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. INVESTMENTS IN HOTEL PROPERTIES

The investment in hotel properties consists of the following at December 31, 1997, and 1996, respectively (in thousands):

                                                          1997            1996
                                                        --------        --------
Land                                                    $ 69,087        $ 50,265
Building and improvements                                478,142         351,889
Furniture and equipment                                   52,614          24,736
Capital improvements program expenditures                 14,202          11,999
                                                        --------        --------
                                                         614,045         438,889
Less accumulated depreciation                             40,219          23,271
                                                        --------        --------

                                                        $573,826        $415,618
                                                        --------        --------

Capitalized interest during 1997 and 1996 was $1.0 and $.5 million, respectively. At December 31, 1997, the Company owned 60 hotel properties in 24 states. Fifty-eight of the hotels are affiliated with national franchises. Eight of the hotels with a net book value of $175.2 million at December 31, 1997 are located in California.

NOTE 4. LINE OF CREDIT

The Company has a bank line of credit (the "Line of Credit") for $175 million. Borrowings under the Line of Credit bear interest at LIBOR plus 1.45%. The Line of Credit is secured by first priority mortgages on 28 hotels and agreements restricting the transfer, pledge or other hypothecation of 9 hotels (collectively, the "Collateral Pool") with a net book value of $330.1 million at December 31, 1997. The Line of Credit contains various covenants including the maintenance of a minimum net worth, minimum debt coverage and interest coverage ratios, total indebtedness and total liabilities limitations and borrowing base to value limitations. The Company was in compliance with these covenants at December 31, 1997. The Company had borrowed $123.8 million on the Line of Credit at December 31, 1997. The Line of Credit is due July 30, 2000.

The Company had a $75 million line of credit (the "Credit Line") which was terminated and paid-off at the closing of the Line of Credit in July 1997. Borrowings under the Credit Line bore interest at the 90-day LIBOR plus 1.75%. The Company had outstanding borrowings of $75 million on the Credit Line at the point of pay-off.

NOTE 5. BONDS

In November, 1996, the Financing Partnership issued $75 million of commercial mortgage bonds, series 1996-1 as follows:

                              Initial             Interest
          Class           Principal Amount          Rate          Stated Maturity
         -------          ----------------        --------       -----------------
         Class A            $50 Million             6.83%        August 20, 2008
         Class B            $25 Million             7.30%        November 21, 2011

Principal payments on the Class A Bonds are based on a 141-month amortization schedule beginning in December 1996; principal payments on the Class B Bonds are payable based on a 39-month amortization schedule beginning in September 2008. Total monthly principal and interest payments approximate $.7 million.

Aggregate annual principal payments for the next five years at December 31, 1997 for the Bonds are as follows (in thousands):

                  Year                       Amount
                  ----                       ------
                  1998                       $3,082
                  1999                        3,302
                  2000                        3,537
                  2001                        3,790
                  2002                        4,060

The Bonds are collateralized by first priority mortgage liens on 15 hotel properties with an aggregate net book value of $140.7 million at December 31, 1997. The Bonds cannot be prepaid prior to November 2001, and thereafter, only upon payment of a yield maintenance premium.

NOTE 6. OTHER DEBT

In connection with the purchase of a hotel in Fishkill, NY, the Partnership assumed industrial development bonds, ("IDB's"), issued in 1988 and which are due December 1, 2002. The IDB's bear interest at a variable rate which, as of December 31, 1997, was approximately 3.5% per year. Interest is payable quarterly; principal is payable in installments of $.6 million every three (3) years with the next installment due in 2000. The outstanding balance on the IDB's is $1.8 million at December 31, 1997. The Fishkill hotel is collateral for the IDB's and has a net book value of $12.7 million at December 31, 1997.

In connection with a purchase of a hotel in Atlanta, GA, the Partnership assumed a promissory note payable which has a principal balance of $5.9 million at December 31, 1997. The promissory note bears interest at 10.15% and is due in monthly principal and interest installments of $53,000. The note is due July 1, 1998 and contains a prepayment premium. A Residence Inn in Atlanta, GA is collateral for the note and has a net book value of $11.6 million at December 31, 1997.

In connection with the purchase of a hotel in Birmingham, AL, RLGP assumed industrial development bonds ("Birmingham IDB's"), which are due in 2001. The Birmingham IDB's bear interest at a variable rate which, at December 31, 1997, was approximately 4% per year. Interest is payable quarterly; principal is payable annually. The outstanding balance on the Birmingham IDB's is $5.5 million at December 31, 1997. The Birmingham hotel is collateral for the Birmingham IDB's and has a net book value of $18.2 million at December 31, 1997.

Aggregate annual principal payments for the next five years at December 31, 1997 for the above other debt are as follows (in thousands):

                  Year                       Amount
                  ----                       ------
                  1998                       $6,354
                  1999                          560
                  2000                        3,915
                  2001                        1,125
                  2002                        1,220

NOTE 7. COMMITMENTS

The Company has entered into a master agreement with one of the Lessees. The master agreement requires the Lessee to maintain a certain net worth, as defined, grants a ten-year right to lease hotel properties acquired or developed by the Partnership or the Company, subject to certain exceptions, and restricts, for a period of time, changes in control of the Lessee, among other items.

The Company must rely on the Lessees to generate sufficient cash flow from the operation of the hotel properties to enable the Lessees to meet rent obligations under the Percentage Leases. The rent obligations under the Percentage Leases are unsecured and are not guaranteed. At December 31, 1997, the Lessees are in compliance with the provisions of the master agreement and the Percentage Leases.

Both the base rent and the percentage rent threshold room revenue in each lease computation are subject to adjustments for changes in the Consumer Price Index ("CPI"). The adjustment is made for all leases entered into after December 31, 1993 and is calculated at the beginning of each calendar year following the year of acquisition. Effective January 1, 1997 and 1996, adjustments to the leases were computed using the average CPI increase for 1996 and 1995 of 2.95% and 2.83%, respectively.

In 1997, 1996, and 1995, the Company earned base rents of $37.5 million, $25.9 million and $22.0 million, respectively, and percentage rents in excess of the base rents, of $45.4 million, $35.7 million and $25.3 million, respectively.

Under the Percentage Leases, the Partnership is obligated to pay the costs of real estate taxes, property insurance, maintenance of underground utilities and structural elements of the hotel properties, and for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the hotel properties.

The Company has future lease commitments under the various Percentage Leases from the Lessees for various terms extending through May 2012. Minimum future rental income under these Percentage Leases for the next five (5) years is $37.3 million per year. Aggregate future minimum rental income under these Percentage Leases is $449.9 million at December 31, 1997.

The Company leases office space. Annual lease payments total $132,000 through December 2006. The Company has contracted to sell a hotel in Tupelo, Mississippi for $4.6 million. The sale is expected to occur in the first quarter of 1998.

The Partnership is developing the following hotels:

                                                  Number of     Estimated      Estimated
                                                    Rooms/     Development      Opening
    Franchise                    Location           Suites         Costs        Quarter
-----------------          -------------------    ---------    ------------    ---------
Residence Inn              West Palm Beach, FL         78      $6.2 million       1Q98
Hampton Inn                Jacksonville, FL           118      $6.2 million       1Q98
Homewood Suites            Chandler, AZ                83      $6.6 million       1Q98
TownePlace Suites          Fort Worth, TX              95      $6.3 million       3Q98
Courtyard                  Crystal Lake, IL            90      $6.5 million       4Q98
TownePlace Suites          Miami, FL                   95      $6.5 million       4Q98

The Partnership is constructing a 40 room addition to the Beverly Heritage Hotel in Milpitas, CA. Construction costs are estimated at $3.0 million. Completion of the addition is expected in the third quarter of 1998. Additionally, the Partnership is constructing a 36-suite addition to the Residence Inn in Charlotte, NC. Construction costs are estimated at $3.6 million. Completion of the addition is expected in the third quarter of 1998.

At December 31, 1997, the Company intends to spend, in 1998, a remaining $9.9 million to complete the 1997 capital improvement programs with respect to the Hotels.

NOTE 8. CAPITAL STOCK

The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

The Company has issued to one of the Lessees 973,684 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock has an initial preference value of $19.00 per share (the "Stated Value"), a par value of $0.01, and is senior to the Company's common stock as to dividends and upon liquidation of the Company. The shares of Series A Preferred Stock are entitled to a $1.45 cumulative annual dividend per share. Each share of Series A Preferred Stock has one vote and is convertible into one share of common stock after February 2002. The shares of Series A Preferred Stock have mandatory redemption rights upon the occurrence of certain events which are under the Company's control. The Company can redeem the Series A Preferred Stock after the seventh anniversary of issuance at the Stated Value, together with all accrued and unpaid dividends.

Pursuant to the Partnership Agreement, holders of units of limited partnership interests in the Partnership have certain rights ("Redemption Rights") which enable them to cause the Partnership to redeem their units of limited partnership interest in the Partnership for cash, or, at the Company's option, for shares of Common Stock on a one-for-one basis. At December 31, 1997, an aggregate of 2,569,609 shares are issuable upon exercise of Redemption Rights. The units of limited partnership interests were valued at the fair market value of Common Stock on the date of issuance of the units. In 1995, 8,626 limited partnership units were redeemed for approximately $125,000 in cash. The number of shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of stocks splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the limited partners.

The Company's Amended and Restated 1993 Restricted Stock and Stock Option Plan (the "Plan") provides for the grant of stock options to purchase a specified number of shares of Common Stock ("Options") or grants of Restricted Shares of Common Stock ("Restricted Stock"). The Plan is administered as two separate plans, with 1,600,000 shares of Common Stock, of which 250,000 shares may be Restricted Stock, being available for awards to the officers and key employees of the Company and its subsidiaries and affiliates and 400,000 shares, of which 50,000 shares may be Restricted Stock, being available for awards to Directors of the Company who are not officers or employees. The Company may grant incentive stock options ("ISO's"), non-qualified stock options or both to purchase the Company's Common Stock. Under the Plan, the exercise price of an ISO may not be less than 100% of the fair market value of the common shares at the date of grant, and must be at least 110% of the fair market value at the date grant if the grantee possesses more than 10% of the voting power of the outstanding stock. Options issued under the plan have a maximum term of ten years from the date of grant. The exercise price of the options shall be determined on the date of each grant.

The following table summarizes the option activity under the Plan:

                                                       1997             1996              1995
                                                     --------         --------          --------
Shares under options at beginning of year             775,000          525,000           500,000
Granted                                               417,700          250,000            25,000
Exercised                                               5,000               --                --
Lapsed                                                     --               --                --
Terminated                                                 --               --                --
Shares under option at end of year                  1,187,700          775,000           525,000
Shares under option exercisable at
    end of year                                       395,000          240,000           135,000
Price range of shares under option
    at end of year                            $13.50-$18.8125      13.50-17.00      13.50-16.625
Options available for future grant                    507,300          925,000           345,000

Also, under the Plan, the Company granted 90,000 and 125,000 shares of Restricted Stock in 1996 and 1994, respectively subject to vesting. At December 31, 1997, 103,000 shares were vested.

The Company has also granted 20,000 shares of Restricted Stock at prices ranging from $10.00 to $14.50 per share subject to vesting. These grants were not granted under the Plan. At December 31, 1997, 15,000 shares were vested.

Options and Restricted Stock shares vest at 20% per year. Prior to vesting, holders of the Restricted Stock are entitled to vote and receive distributions with respect to unvested shares.

NOTE 9. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS. The carrying amount approximates fair value because of the short maturity of those instruments.

BORROWING ON LINE OF CREDIT. The carrying amount approximates fair value due to the Company's ability to obtain such borrowings at comparable interest rates.

BONDS AND OTHER DEBT. The fair value of the Company's Bonds and other debt is based on the current rates offered to the Company for debt of the same remaining maturities.

The estimated fair value of the Company's financial instruments at December 31, 1997 are as follows (in thousands):

                                             Carrying               Fair
                                              Amount                Value
                                             --------             --------
Cash and cash equivalents                    $  6,645             $  6,645
Borrowing on Line of Credit                   123,843              123,843
Bonds and Other Debt                           85,066               86,241

NOTE 10. STOCK-BASED COMPENSATION PLANS

The Company applies APB Opinion No. 25 and related Interpretations in accounting for The Plan. FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to the Plan. Adoption of the expense recognition provisions of SFAS 123 is optional; however, pro forma disclosures as if the

Company adopted the cost recognition requirements under SFAS 123 in 1995 are presented below.

The fair value of each option granted during 1997, 1996 and 1995 is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend of $1.50, (2) expected volatility of .24,
(3) a risk-free interest rate of 6.24% for 1997 and 6.94% for 1996 and 1995, and
(4) expected life of 10 years.

Had compensation cost for the Company's 1997, 1996 and 1995 grants for stock-based compensation plans been determined consistent with SFAS 123, the Company's pro forma net income, and net income per common share for 1997, 1996 and 1995 would not have been materially different from the reported amounts.

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

NOTE 11. PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The unaudited pro forma condensed statements of operations of the Company are presented as if the acquisition of the 60 hotel properties which are owned at December 31, 1997 had occurred on January 1, 1996. These unaudited pro forma condensed statements of operations are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1996, nor does it purport to forecast the results of operations for future periods.

                                                          1997             1996
                                                        -------          -------
Operating Data:                                              (in thousands)
Total revenue                                           $86,670          $77,882
Real estate taxes and property an
    casualty and insurance                                8,858            7,645
Depreciation and amortization                            21,300           21,300
Compensation                                              2,394            2,394
Franchise taxes                                             300              300
General and administrative                                1,985            1,985
Loss on sale of hotel properties                          1,164              244
Write-down of a hotel property                               --              668
Interest expense                                         13,419           13,419
Income before minority interest                          37,250           29,927
Minority Interest                                         3,550            2,852
Net income                                              $33,700          $27,075
Basic earnings per share                                $  1.32          $  1.06
Weighted average common shares                           24,389           24,353

NOTE 12. CALCULATION OF EARNINGS PER SHARE

Calculations of basic and diluted earnings per share under SFAS 128 are as follows:

                                                   1997           1996           1995
                                                 --------       --------       --------
Basic EPS:
Net income                                       $ 34,232       $ 34,587       $ 30,646
Less dividends declared on preferred stock         (1,412)        (1,195)             0
                                                 $ 32,820       $ 33,392       $ 30,646

Weighted average common shares outstanding         24,389         24,353         24,294
                                                 $   1.35       $   1.37       $   1.26
Diluted EPS:
Net income                                       $ 34,232       $ 34,587       $ 30,646

Weighted average common shares outstanding         24,389         24,353         24,294
Preferred shares outstanding                           --             --             --
Common stock equivalents                              147             34              0

Weighted average common shares and dilutive
    common stock equivalents outstanding           24,536         24,387         24,294

                                                 $   1.34       $   1.37       $   1.26

The preferred shares are anti-dilutive and thus not considered in the calculation of diluted earnings per share.

NOTE 13. SUBSEQUENT EVENTS

On January 28, 1998, the Partnership declared a cash distribution of $0.375 per partnership unit and the Company declared a $0.375 cash distribution on each share of Common Stock outstanding on February 9, 1998. The distributions were paid on February 17, 1998.

In February 1998, the partnership sold a hotel in Tupelo, MS for $4.6 million.

In February 1998, due to the resignation of an officer of the Company, the Company purchased $2.0 million of treasury stock and 180,000 Options became available for future grant under the Plan.

Report of Independent Accountants


To the Board of Directors and Shareholders:


We have audited the accompanying consolidated balance sheets of RFS Hotel Investors, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RFS Hotel Investors, Inc. as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.





Coopers & Lybrand L.L.P.
Memphis, Tennessee
January 20, 1998, except for
 Note 13 as to which the
 date is February 28, 1998